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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report: July 21, 1998

                       FIRST UNION REAL ESTATE EQUITY AND
                              MORTGAGE INVESTMENTS
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             (Exact name of registrant as specified in its charter)


              Ohio                         1-6249                34-6513657
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     Suite 1900, 55 Public Square
            Cleveland, Ohio                                       44113-1937
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (216) 781-4030

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Former name or former address, if changed since last report.

Total number of pages in report 2.


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ITEM 5. OTHER EVENTS.

     On June 26, 1998, Registrant, First Union Real Estate Equity and Mortgage Investments, an Ohio real estate investment trust (the "Trust"), announced that it signed an amendment to its existing $125 million revolving credit facility, and that Imperial Parking Limited, the parking affiliate of First Union Management Inc., signed an amendment to its $34 million (U.S.) credit facility. The amendments waive violations of certain financial and change of control covenants in the respective credit facilities.

     On July 10, 1998, the Trust commenced a tender offer to purchase all of the Trust's 8 7/8% Senior Notes due 2003 (the "Notes"). The Trust is also soliciting consents from noteholders to amend the Indenture to, among other things, remove significant restrictive covenants contained therein and to terminate the listing of the Notes on NYSE.


ITEM 7. EXHIBITS.

        (99c) Press Release issued June 26, 1998 announcing bank waivers of certain violations under existing credit facilities.

        (99d) Press Release issued July 10, 1998 announcing commencement of tender offer to purchase the Notes .


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        First Union Real Estate Equity
                                           and Mortgage Investments
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                                                 (Registrant)


Dated: July 21, 1998


                                    By: /s/ Paul F. Levin
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                                        Paul F. Levin
                                        Senior Vice President
                                        Secretary and General Counsel


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                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION

99c         Press Release issued by Registrant on June 26, 1998.

99d         Press Release issued by Registrant on July 10, 1998.


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